Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF CBIZ, INC.
This certification is provided pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Quarterly Report on Form 10-Q for the period ended September 30, 2023 (the “Form 10-Q”) of CBIZ, Inc. (the “Issuer”) filed with the Securities and Exchange Commission on the date hereof.
I, Jerome P. Grisko, Jr., the President and Chief Executive Officer of the Issuer, certify that to the best of my knowledge:
(i)the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: October 26, 2023	/s/ JEROME P. GRISKO, JR.
Jerome P. Grisko, Jr.
President and Chief Executive Officer

Subscribed and sworn to before me on this 26th day of October, 2023.

/s/ JOHN J. GEFFERT
Name:	John J. Geffert
Title:	Notary Public & Attorney-At-Law
Registered in Cuyahoga County, Ohio
No Expiration Date